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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                               AMENDMENT NO. 1 to
                                   FORM 8-K/A
                              --------------------

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 27, 1999
                                                   --------------

              CFI ProServices, Inc. d/b/a Concentrex Incorporated
             (Exact name of registrant as specified in its charter)


         Oregon                   0-21980                  93-0704365
(State or other jurisdiction     (Commission            (IRS Employer
    of incorporation)            File Number)           Identification No.)


                  400 S.W. Sixth Avenue, Portland, Oregon     97204
               (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:    (503) 274-7280



                              CFI ProServices, Inc.
          (Former name or former address, if changed since last report)

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

Item 7.  Financial Statements and Exhibits.


(a)      Financial Statements of Business Acquired.

         The following is a list of unaudited financial statements for ULTRADATA Corporation filed herewith:

         Unaudited Balance Sheet as of June 30, 1999....................... FS-1
         Unaudited Statement of Operations for the Six Months Ended
                  June 30, 1999 and 1998................................... FS-2
         Unaudited Statement of Cash Flows for the Six Months Ended
                  June 30, 1999 and 1998................................... FS-3
         Notes to Unaudited Financial Statements........................... FS-4


(b)      Pro Forma Financial Information.

         The following is a list of pro forma financial  information  pertaining
         to  CFI  ProServices,   Inc.,  d/b/a/  Concentrex  Incorporated,   MECA
         Software, L.L.C., and ULTRADATA Corporation filed herewith:

         Notes to Pro Forma Unaudited Financial Statements......... ....... PF-1
         Pro Forma Unaudited Balance Sheet as of June 30, 1999............. PF-2
         Pro Forma Unaudited Statement of Operations for the
                  Six Months Ended June 30, 1999........................... PF-3
         Pro Forma Unaudited Statement of Operations for the
                  Year Ended December 31, 1998............................. PF-4
         Pro Forma Adjustment Reconciliation's..............................PF-5


(c)      Exhibits.

         Exhibit No.              Description

         10.1 ULTRADATA Corporation Audited Financial Statements for the years ended December 31, 1998, 1997, and 1996.

         23.1                     Consent of KPMG LLP

         23.2                     Consent of Deloitte & Touche LLP

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CFI PROSERVICES, INC.
                          d/b/a CONCENTREX INCORPORATED


Date:  October 27, 1999          By:  /s/ Kurt W. Ruttum
                                 ----------------------------------------------
                                 Kurt W. Ruttum, Vice President and
                                 Chief Financial Officer

                             ULTRADATA CORPORATION
                                 BALANCE SHEET
                                  (Unaudited)
                                 (In thousands)


                                                                                                            June 30,
                                                                                                              1999
                                                                                                         ---------------
                                              ASSETS
Current assets:

     Cash and cash equivalents                                                                                  $ 2,716
     Restricted cash                                                                                                700
     Trade accounts receivable, net                                                                               3,905
     Inventory                                                                                                      491
     Prepaid expenses and other current assets                                                                      667
                                                                                                         ---------------
          Total current assets                                                                                    8,479
Property and equipment, net                                                                                       3,001
                                                                                                         ---------------

Total assets                                                                                                   $ 11,480
                                                                                                         ===============


                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Bank borrowings and current portion of long-term obligations                                                 $ 290
     Accounts payables                                                                                              794
     Accured expenses                                                                                             1,594
     Deferred revenue and customer advances - current portion                                                       880
                                                                                                         ---------------
          Total current liabilities                                                                               3,558
     Deferred revenue and customer advances                                                                         477
     Long-term obligations                                                                                          252
                                                                                                         ---------------
          Total liabilities                                                                                       4,287
                                                                                                         ---------------


Stockholders' equity:
     Common stock                                                                                                     8
     Additional paid in capital                                                                                  15,709
     Accumulated deficit                                                                                         (8,524)
                                                                                                         ---------------
Total stockholders' equity                                                                                        7,193
                                                                                                         ---------------

Total liabilities and stockholders' equity                                                                     $ 11,480
                                                                                                         ===============

       The accompanying notes are an integral part of this balance sheet.

                             ULTRADATA CORPORATION
                            STATEMENT OF OPERATIONS
                                  (Unaudited)
                                 (In thousands)


                                                                        Six Months Ended          Six Months Ended
                                                                         June 30, 1999             June 30, 1998
                                                                        ---------------         ---------------------

Revenues:
     Software                                                                  $ 4,186                       $ 5,406
     Services and other                                                          9,456                         7,650
                                                                        ---------------         ---------------------
                                                                                13,642                        13,056
     Hardware                                                                      244                         1,756
                                                                        ---------------         ---------------------
          Total revenues                                                        13,886                        14,812
                                                                        ---------------         ---------------------
Cost of revenues:
     Software                                                                      948                           490
     Services and other                                                          4,460                         5,471
     Hardware                                                                      310                         1,441
                                                                        ---------------         ---------------------
          Total cost of revenues                                                 5,718                         7,402
                                                                        ---------------         ---------------------
          Gross margin                                                           8,168                         7,410
                                                                        ---------------         ---------------------
Operating expenses:
     Product development                                                         1,996                         2,402
     Selling, general and administrative                                         6,991                         4,759
                                                                        ---------------         ---------------------
          Total operating expenses                                               8,987                         7,161
                                                                        ---------------         ---------------------
            Operating income (loss)                                               (819)                          249
Interest Expense, net                                                              (59)                          (50)
Other income                                                                        47                            54
                                                                        ===============         =====================
          Net (loss) income                                                     $ (831)                        $ 253
                                                                        ===============         =====================

Earnings (loss) per share information:
     Basic net income (loss) per share                                         $ (0.11)                       $ 0.03
     Diluted net income (loss) per share                                       $ (0.11)                       $ 0.03
     Shares used to compute basic net income (loss)
        per share                                                                7,745                         7,657
     Shares used to compute diluted net income (loss)
        per share                                                                7,745                         7,885



        The accompanying notes are an integral part of these statements.

                                   ULTRADATA
                             STATEMENT OF CASH FLOWS
                                   (Unaudited)
                                 (In thousands)


                                                                     Six Months Ended        Six Months Ended
                                                                        June 30, 1999           June 30, 1998
                                                                     ----------------       -----------------
Cash flows from operating activities:
  Net (loss) income                                                           $ (831)                  $ 253
  Adjustments  to reconcile  net (loss) income to net cash provided by operating activities:
    Depreciation and amortization                                                647                     928
    Write off related to renegotiation of agreement                              149                       -
    Changes in operating assets and liabilities:
          Trade accounts receivable, net                                       2,618                  (1,169)
          Inventory                                                              664                  (1,404)
          Prepaid expenses and other current assets                             (284)                     70
          Income taxes receivable                                                  -                      25
          Accounts payable                                                      (333)                    390
          Accrued expenses                                                       (52)                    293
          Deferred revenue and customer advances                                (804)                    (67)
          LT Obligations                                                           -                   1,268
                                                                     ----------------       -----------------
      Net cash provided by operating activities                                1,774                     587
                                                                     ----------------       -----------------

Cash flows from investing activities:
   Capital expenditures                                                         (336)                   (368)
   Sale of short-term investments                                                  -                     303
                                                                     ----------------       -----------------
      Net cash used for investing activities                                    (336)                    (65)
                                                                     ----------------       -----------------

Cash flows from financing activities:
  Restricted cash                                                               (379)                    103
  Repayment of debt                                                             (955)                   (133)
  Net proceeds from issuance of common stock                                     194                     200
                                                                     ----------------       -----------------
      Net cash provided by (used for) financing activities                    (1,140)                    170
                                                                     ----------------       -----------------

Net increase in cash and equivalents                                             298                     692
Cash and equivalents at beginning of period                                    2,418                     486
                                                                     ----------------       -----------------
Cash and equivalents at end of period                                        $ 2,716                 $ 1,178
                                                                     ================       =================


        The accompanying notes are an integral part of these statements.

                              ULTRADATA CORPORATION
                     Notes to Unaudited Financial Statements
                                 (In Thousands)



1. Unaudited Interim Financial Data

The interim financial data as of June 30, 1999 and for the six months ended June 30, 1999 and June 30, 1998 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of results for the interim periods. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted from the unaudited financial statements. The results of operations for the six-month period ended June 30, 1999 are not necessarily indicative of the operating results for the full year or for future periods. For further information, refer to the financial statements and footnotes thereto for the year ended December 31, 1998 included as an exhibit to this Form 8-K/A.


2.       Short-term Obligations

In 1997, the Company entered into an agreement ("License Agreement") to distribute certain products developed by a third party. In the first quarter of 1999, the Company renegotiated this agreement which effectively reduced the number of licenses purchased (which had been recorded as inventory), long-term debt obligations and the related maintenance commitments. Under the revised License Agreement, payments totaling $1,200 are due through April 2001 and include payments of $400 for maintenance. This revision resulted in a charge of $149 during the six months ended June 30, 1999, which is included in software costs of revenues in the accompanying income statement.


3.       Computation of Earnings (Loss) Per Share

In accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS No. 128"), basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period, using the treasury stock method for options. The following is a reconciliation of the denominator in the computation of diluted earnings per share (the numerator equals the net income (loss)):


                                                         Six Months Ended          Six Months Ended
                                                          June 30, 1999              June 20, 1998
                                                        -----------------         -----------------
Weighted average outstanding shares                               7,745                      7,657
Common stock equivalents                                              -                        228
                                                        -----------------         -----------------

Shares used to compute  diluted net income (loss) per
share                                                             7,745                      7,885
                                                        ==================        =================

Antidilutive common stock equivalents excluded
                                                                  2,163                        897
                                                        ==================        =================


4.       Subsequent Event

On August 13, 1999, CFI ProServices, Inc., d/b/a Concentrex Incorporated, purchased all of the Company's common stock and certain outstanding vested options for approximately $63.3 million in cash, including previously acquired common stock. The acquisition was accounted for as a purchase.

                             CONCENTREX INCORPORATED
               NOTES TO PRO FORMA UNAUDITED FINANCIAL STATEMENTS
                                 (In Thousands)

The accompanying unaudited pro forma financial statements for the periods ended June 30, 1999 and December 31, 1998 have been prepared to present the effect of the purchase by CFI ProServices, Inc., d/b/a Concentrex Incorporated ("Concentrex") and Moneyscape Holdings, Inc. of 99% and 1%, respectively, of all the Members' equity in MECA Software, L.L.C. ("MECA") on May 17, 1999 and 100% of the common stock of ULTRADATA Corporation ("ULTRADATA") on August 13, 1999.

The pro forma statements assume that both purchases were effective at the beginning of 1998 for the Pro Forma Statements of Operations. The June 30, 1999 Pro Forma Balance Sheet has been prepared to present the effect of the purchase by Concentrex of ULTRADATA. Concentrex's June 30, 1999 historical balance sheet reflects the purchase of MECA.

The pro forma financial statements have been prepared based on the historical financial statements of Concentrex adjusted to reflect the purchase of MECA and ULTRADATA. In addition, certain historical amounts of MECA and ULTRADATA have been reclassified to conform to Concentrex's presentation. The pro forma financial statements may not be indicative of the results of the operations that actually would have occurred if the transactions had been in effect as of the beginning of the respective periods nor do they purport to indicate the results of the future operations of Concentrex. The pro forma financial statements should be read in conjunction with the audited financial statements and notes thereto of MECA and ULTRADATA.

                            CONCENTREX INCORPORATED
                       PRO FORMA UNAUDITED BALANCE SHEET
                              AS OF JUNE 30, 1999
                                 (In thousands)


                                                                                          Pro forma
                                                     Concentrex         UltraData         Adjustments            Pro Forma
ASSETS                                               ----------         ---------         -----------            ---------
Current Assets:
    Cash and cash equivalents                           $ 4,370           $ 2,716           $ (7,086) (c)               $ -
    Restricted cash                                           -               700                  -                    700
    Investments                                             206                 -                  -                    206
    Receivables, net of allowances                       31,225             3,905                  -                 35,130
    Inventory                                               264               491                  -                    755
    Deferred tax asset                                    1,918                 -                  -                  1,918
    Prepaid expeses and other current assets              3,799               667                  -                  4,466
                                                     ----------         ---------         -----------            ----------
           Total Current Assets                          41,782             8,479             (7,086)                43,175

    Property and equipment, net                           4,642             3,001                  -                  7,643
    Software development costs, net                       6,713                 -                  -                  6,713
    Purchased software costs, net                         2,291                 -              6,100  (a)             8,391
    Goodwill, net                                        10,153                 -             47,811  (a)            57,964
    Deferred tax asset                                    9,666                 -                  -                  9,666
    Other assets                                          3,095                 -              2,411  (b)             5,506
                                                     ----------         ---------         -----------            ----------
           Total Assets                                $ 78,342          $ 11,480           $ 49,236              $ 139,058
                                                     ==========         =========         ===========            ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Accounts payable                                    $ 2,744             $ 794                $ -                $ 3,538
    Accrued expenses                                     12,959             1,594              1,344  (a)            15,897
    Deferred revenues                                     8,725               658                  -                  9,383
    Customer deposits                                     4,284               222                  -                  4,506
    Bank line of credit                                       -                 -              1,700  (c)             1,700
    Note Payable                                              -               290                  -                    290
    Current portion of long-term debt                       448                 -              2,000  (c)             2,448
                                                     ----------         ---------         -----------            ----------
           Total Current Liabilities                     29,160             3,558              5,044                 37,762

Long-term debt, less current portion                     16,707               252             47,710  (c)            64,669
Other long-term liabilities                                 312               477                  -                    789
Convertible Subordinated Notes                                -                 -              5,550  (d)             5,550
Mandatory Redeemable Class A Preferred Stock                733                 -                  -                    733

Stockholders' Equity:
    Common stock and add'l paid-in capital               20,667            15,717            (12,392) (e)            23,992
    Retained earnings(Accumulated deficit)               10,763            (8,524)             3,324  (f)             5,563
                                                     ----------         ---------         -----------            ----------
           Total Stockholders' Equity                    31,430             7,193             (9,068)                29,555
                                                     ----------         ---------         -----------            ----------
           Total Liabilities and Stockholders'
                    Equity                             $ 78,342          $ 11,480           $ 49,236              $ 139,058
                                                     ==========         =========         ===========            ==========


  The accompanying notes are an itegral part of this pro forma balance sheet.

                             CONCENTREX INCORPORATED
                   PRO FORMA UNAUDITED STATEMENT OF OPERATIONS
                     FOR THE SIX  MONTHS  ENDED  JUNE 30,  1999
                      (In thousands, except per share data)



                                                                  MECA                     Pro forma
                                                 Concentrex        LLC        Ultra Data   Adjustments       Pro Forma
                                               ------------  -------------  ------------  ------------      ------------
Revenue
  Software license fees                        $     24,927  $       5,241  $      6,819  $          -      $    36,987
  Service and support                                18,849          3,065         6,225             -           28,139
  Other                                               4,106            743           536                          5,385
                                               ------------  -------------  ------------  ------------      ------------
         Total Revenue                               47,882          9,049        13,580             -           70,511

Cost of Revenue                                      18,006          4,076         5,290           379  (a) (b)  27,751
                                               ------------  -------------  ------------  ------------      ------------

         Gross Profit                                29,876          4,973         8,290          (379)          42,760

Operating Expenses
  Sales and marketing                                 8,546            631         2,214            (2) (a)      11,389
  Product development                                10,267          1,918         2,159           (21) (a)      14,323
  General and administrative                          6,742          2,427         4,899           (77) (a)      13,991
  Amortization of goodwill                              816              -             -         1,265  (c)       2,081
  Aquired in-process research and development         3,800              -             -             -            3,800
                                               ------------  -------------  ------------  ------------      ------------
         Total Operating Expenses                    30,171          4,976         9,272         1,165           45,584
                                               ------------  -------------  ------------  ------------      ------------

         Loss from Operations                          (295)            (3)         (982)       (1,544)          (2,824)

Non-operating Income (Expense)
  Interest expense                                     (315)          (217)          (83)       (5,358) (d)      (5,973)
  Interest income                                       144             48            24             -              216
  Other, net                                             27              -           210             -              237
                                               ------------  -------------  ------------  ------------      ------------
         Total Non-operating Income (Expense)          (144)          (169)          151        (5,358)          (5,520)
                                               ------------  -------------  ------------  ------------      ------------

Loss before Income Taxes                               (439)          (172)         (831)       (6,902)          (8,344)

Provision (Benefit) for Income Taxes                   (305)             -             -          (422) (e)        (727)
                                               ------------  -------------  ------------  ------------      ------------

Net loss                                               (134)          (172)         (831)       (6,480)          (7,617)

Preferred Stock Dividend                                 46              -             -             -               46

                                               ------------  -------------  ------------  ------------      ------------
Net loss Applicable to Common Shareholders     $       (180) $        (172) $       (831) $     (6,480)     $    (7,663)
                                               ============  =============  ============  ============      ============

Basic Net Loss Per Share                       $      (0.04)                                                $     (1.50)
                                               ============                                                 ============
Shares Used in Calculating Basic Net Loss
 Per Share                                            5,054                                                       5,104 (f)
                                               ============                                                 ============
Diluted Net Loss Per Share                     $      (0.04)                                               $      (1.50)
                                               ============                                                 ============
Shares Used in Calculating Diluted Net Loss
 Per Share                                            5,054                                                       5,104 (f)
                                               ============                                                 ============

    The accompanying notes are an integral part of this pro forma statement.

                             CONCENTREX INCORPORATED
                   PRO FORMA UNAUDITED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      (In thousands, except per share data)



                                                                            MECA                    Pro forma
                                                            Concentrex      LLC        Ultra Data   Adjustments     Pro Forma
                                                          ------------- -----------  ------------   -----------    ------------
Revenue
  Software license fees                                   $    49,202   $    11,807  $    14,551    $        -     $    75,560
  Service and support                                          30,352         8,876       11,895             -          51,123
  Other                                                         6,076         2,965        3,913             -          12,954
                                                          ------------- -----------  ------------   -----------    ------------
         Total Revenue                                         85,630        23,648       30,359             -         139,637

Cost of Revenue                                                29,423        10,648       12,725           422  (a)(b)  53,218
                                                          ------------- -----------  ------------   -----------    ------------

         Gross Profit                                          56,207        13,000       17,634          (422)         86,419

Operating Expenses
  Sales and marketing                                          19,204           513        4,853            (3) (a)     24,567
  Product development                                          14,913         9,257        6,024           (56) (a)     30,138
  General and administrative                                   10,012        10,803        5,908          (823) (a)     25,900
  Amortization of goodwill                                      1,228        17,333            -       (14,802) (c)      3,759
  Acquired in-process research and development and
     other charges                                              2,661             -            -             -           2,661
                                                          ------------- -----------  ------------   -----------    ------------
         Total Operating Expenses                              48,018        37,906       16,785       (15,684)         87,025
                                                          ------------- -----------  ------------   -----------    ------------

         Income (loss) from Operations                          8,189       (24,906)         849        15,262            (606)
                                                                                                                             -
Non-operating Income (Expense)                                                                                               -
  Interest expense                                               (454)         (613)        (312)      (10,714) (d)    (12,093)
  Interest income                                                 295           131           40             -             466
  Equity in losses attributable to joint venture                 (670)            -            -             -            (670)
  Other, net                                                       83             -          664             -             747
                                                          ------------- -----------  ------------   -----------    ------------
         Total Non-operating Income (Expense)                    (746)         (482)         392       (10,714)        (11,550)
                                                          ------------- -----------  ------------   -----------    ------------

Income (loss) before Income Taxes                               7,443       (25,388)       1,241         4,548         (12,156)

Provision (Benefit) for Income Taxes                            3,483             -           22        (5,787) (e)     (2,282)
                                                          ------------- -----------  ------------   -----------    ------------

Net Income (Loss)                                               3,960       (25,388)       1,219        10,335          (9,874)

Preferred Stock Dividend                                           95             -            -             -              95
                                                          ------------- -----------  ------------   -----------    ------------

Net Income (Loss) Applicable to Common Shareholders       $     3,865   $   (25,388) $     1,219    $   10,335     $    (9,969)
                                                          ============= ===========  ============   ===========    ============

Basic Net Income (Loss) Per Share                         $      0.77                                              $     (1.97)
                                                          =============                                            ============
Shares Used in Calculating Basic Net Income (Loss)
  Per Share                                                     5,012                                                    5,062 (f)
                                                          =============                                            ============
Diluted Net Income (Loss) Per Share                       $      0.75                                             $      (1.97)
                                                          =============                                            ============
Shares Used in Calculating Diluted Net
  Income (Loss) Per Share                                       5,167                                                    5,062 (f)
                                                          =============                                            ============

    The accompanying notes are an integral part of this pro forma statement.

1. Balance Sheet

Effective August 13, 1999 Concentrex acquired 100% of ULTRADATA Corporation's common stock in a purchase transaction. The following amounts in footnotes (a) through (f) describe the nature of the transaction and are for informational purposes only. They reflect the adjustments that would have been recorded on the balance sheet at June 30, 1999 had the purchase occurred on that date.



a.      Purchase Price


Cash paid for ULTRADATA  common stock                                                                          $   55,532
Cash paid for ULTRADATA options                                                                                     5,111
Fair value of ULTRADATA options converted to Concentrex options                                                     1,658
Fair value of previously owned ULTRADATA common stock                                                               2,659
Accrued acquisition costs                                                                                           1,344
Fair value of net assets acquired                                                                                  (7,193)
Appraised value of ULTRADATA in-process research and development acquired                                          (5,200)
Appraised value of ULTRADATA existing product technology                                                           (6,100)
                                                                                                               -----------
              Goodwill resulting from purchase                                                                 $   47,811
                                                                                                               ===========


b. Other assets as of June 30, 1999 were adjusted as follows:

To record deferred loan costs related to ULTRADATA acquisition                                                 $    5,070
To reclassify investment in ULTRADATA common stock recorded in June 30, 1999 historical
  balance sheet                                                                                                    (2,659)
                                                                                                               -----------
                                                                                                               $    2,411
                                                                                                               ===========

c. To record change in debt other than subordinated notes as of June 30, 1999:

Long term debt:
To record new term loans for purchase of ULTRADATA                                                             $   65,000
To record fair value of lenders warrants issued in connection with debt                                            (1,447)
Cash on hand used to repay existing long term debt                                                                 (7,086)
Cash used from new debt to repay existing long term debt                                                           (6,757)
                                                                                                               -----------
Net change in long term debt                                                                                   $   49,710
                                                                                                               ===========
Recorded as current                                                                                            $    2,000
                                                                                                               ===========
Recorded as long term                                                                                          $   47,710
                                                                                                               ===========

To record draw down on line of credit for purchase of ULTRADATA                                                $    1,700
                                                                                                               ===========


d. Convertible subordinated notes as of June 30, 1999 was adjusted as follows:
To record convertible subordinated notes related to purchase of ULTRADATA, net
  of debt discount                                                                                             $    (5,550)
                                                                                                               ============


e. Common Stock and additional paid in capital as of June 30, 1999 was adjusted as follows:

To record fair value of warrants issued in connection with the financing
  of the ULTRADATA acquisition                                                                                 $     1,667
To record fair value of the conversion of ULTRADATA options to Concetrex options                                     1,658
Elimination of ULTRADATA additional paid in capital                                                                (15,717)
                                                                                                               ------------
                                                                                                               $   (12,392)
                                                                                                               ============

f. Retained earnings as of June 30, 1999 was adjusted as follows:

Elimination of Ultradata accumulated deficit                                                                   $     8,524
To record ULTRADATA acquired in process research and development write off                                          (5,200)
                                                                                                               ------------
                                                                                                               $     3,324
                                                                                                               ============

2.  Statements of Operations

The Pro Forma Unaudited Statements of Operations are presented without the impact of the $5.2 million write-off of in-process research and development related to the purchase of ULTRADATA Corporation, as the write-off would not have an effect on normal operations. The pro forma adjustments to the Pro Forma Unaudited Statements of Operations for the six months ended June 30, 1999 and the year ended December 31, 1998 consist of the following:



a. Depreciation expense and loss on disposal of fixed assets was reduced in the amounts shown below as a result of the reduction in the carrying value of MECA's fixed assets acquired:

                                                                                              Six months ended     Year ended
                                                                                              June 30, 1999     December 31, 1998
                                                                                              ---------------  --------------------
                                      Depreciation Expense                                            $ (204)               $ (989)
                                      Loss on disposal of fixed assets                                   (25)                 (488)
                                                                                              ---------------  --------------------
                                                                                                      $ (229)             $ (1,477)
                                                                                              ===============  ====================

                                      Classification on Statement of Operations:
                                      Cost of Revenue                                                 $ (129)               $ (595)
                                      Sales and Marketing                                                 (2)                   (3)
                                      Product Development                                                (21)                  (56)
                                      General and Administrative                                         (77)                 (823)
                                                                                              ---------------  --------------------
                                                                                                      $ (229)             $ (1,477)
                                                                                              ===============  ====================


b. Cost of Revenue was adjusted as follows:
                                                                                              Six months ended     Year ended
                                                                                              June 30, 1999     December 31, 1998
                                                                                              ---------------  --------------------
To record  purchased software amortization related to ULTRADATA                                        $ 508               $ 1,017
                                                                                              ===============  ====================



c. Amortization of goodwill was adjusted as follows:
                                                                                              Six months ended     Year ended
                                                                                              June 30, 1999     December 31, 1998
                                                                                              ---------------  --------------------
To record goodwill amortization related to ULTRADATA                                                 $ 1,265               $ 2,531
To record reversal of a write off of existing goodwill by MECA during 1998                                 -               (17,333)
                                                                                              ---------------  --------------------
                                                                                                     $ 1,265             $ (14,802)
                                                                                              ===============  ====================



d. Interest expense was adjusted as follows:
                                                                                              Six months ended     Year ended
                                                                                              June 30, 1999     December 31, 1998
                                                                                              ---------------  --------------------
To record interest expense related to term loans at 10% to 13%                                       $ 3,700               $ 7,400
To record interest expense related to the revolving credit facility                                       77                   153
To record interest accreted on convertible subordinated notes at 10%                                     278                   555
To record amortization of deferred loan costs and debt discount                                        1,303                 2,606
                                                                                              ---------------  --------------------
                                                                                                     $ 5,358              $ 10,714
                                                                                              ===============  ====================



e. The pro forma adjustments to provision (benefit) for income taxes were made to bring the total tax benefit to the amount that would have been recorded based on an effective rate for the year calculated using the combined pro forma loss.


f. Shares used in the calculation of pro forma net income (loss) per share have been adjusted to reflect the 50,000 shares of common stock issued in the purchase of MECA.